UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 23, 2004

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREHOLDINGS.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 8, 2004 we announced that we completed a merger with Rick Taylor, D.O., P.A., d/b/a Care Clinics, P.A. (the “P.A.”), a Texas based private physician group specializing in pain management and occupational medicine. In connection with the merger, we acquired the non-medical assets of the P.A. and entered into a management agreement with the P.A.’s successor medical corporation to provide ongoing management and administrative services. The capital stock of Rick Taylor, D.O., P.A. was acquired in the merger transaction from Rick Taylor, D.O., the sole shareholder of the P.A. Dr. Taylor has no prior relationship with us.

Total consideration which may be paid to the shareholder is $7,500,000, with 50% of such consideration to be paid in cash and 50% in PainCare’s common stock. One-half of the purchase price ($3,750,000) was paid at closing with the remaining one-half of the merger consideration ($3,750,000) payable pro-rata over three years pursuant to a strict “earn out formula” in which PainCare must realize $1,500,000 per year in net operating income. PainCare will fund the cash portion of the initial purchase price from the proceeds of the recently completed $5,000,000 follow-on financing by Laurus Master Fund, Ltd.

The acquisition has been accounted for using the purchase method of accounting.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

The following financial statements, pro forma information and exhibits are filed as part of this report.

(a)	Financial Statements of Business Acquired

Rick Taylor, D.O., P.A. d/b/a Care Clinics, P.A.

Report of Independent Certified Public Accountants

2003 Financial Statements:

•	Balance Sheet as of December 31, 2003

•	Statement of Operations and Retained Earnings for the year ended December 31, 2003

•	Statement of Cash Flows for the year ended December 31, 2003

Notes to Financial Statements

(b)	Pro forma financial information:

•	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2003

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: August 23, 2004	BY:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date: August 23, 2004	BY:	/s/ MARK SZPORKA
Chief Financial & Accounting Officer,
Secretary and Director

Independent Auditors’ Report

The Stockholder

Rick Taylor, D.O., P.A. d/b/a Care Clinics, P.A.

We have audited the accompanying balance sheet of Rick Taylor, D.O., P.A. d/b/a Care Clinics, P.A. as of December 31, 2003 and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rick Taylor, D.O., P.A. d/b/a Care Clinics, P.A. at December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Tschopp, Whitcomb & Orr, P.A.

August 19, 2004

Maitland, Florida

RICK TAYLOR, D.O., P.A. D/B/A CARE CLINICS, P.A.

Balance Sheet

December 31, 2003

Assets

Current assets:
Cash	$46,174
Patient accounts receivable, net	470,614
Due from stockholder (note 3)	143,938

Total current assets	660,726

Property and equipment, net (notes 2 and 4)	226,638

Total assets	$887,364

Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable and accrued expenses	$3,743
Notes payable (note 4)	432,007

Total current liabilities	435,750

Commitments and contingencies (notes 4, 5, 6 and 7)

Stockholder’s equity:
Common stock, 1,000 shares issued and outstanding	1,000
Retained earnings	450,614

Total stockholder’s equity	451,614

Total liabilities and stockholder’s equity	$887,364

See accompanying notes to financial statements.

RICK TAYLOR, D.O., P.A. D/B/A CARE CLINICS, P.A.

Statement of Income and Retained Earnings

Year ended December 31, 2003

Net patient revenue	$3,392,743

Cost of patient revenue	1,274,483

Gross profit	2,118,260

General and administrative expenses	1,179,693

Operating income	938,567

Other expenses:
Interest	24,386
Depreciation	90,342

Total other expenses	114,728

Net income	823,839

Retained earnings at beginning of year	473,974

Distributions to stockholder	(847,199)

Retained earnings at end of year	$450,614

RICK TAYLOR, D.O., P.A. D/B/A CARE CLINICS, P.A.

Statement of Cash Flows

Year Ended December 31, 2003

Cash flows from operating activities:
Net income	$823,839
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	90,342
Cash provided by (used in) changes in:
Patient accounts receivable	3,360
Due from stockholder	(60,245)
Accounts payable and accrued expenses	3,391

Net cash provided by operating activities	860,687

Cash flow from investing activities:
Purchase of property and equipment	(2,403)

Net cash used in investing activities	(2,403)

Cash flows from financing activities:
Proceeds from line of credit	100,000
Repayment of long-term debt	(71,988)
Distributions to stockholder	(847,199)

Net cash used in financing activities	(819,187)

Net increase in cash	39,097

Cash at beginning of year	7,077

Cash at end of year	$46,174

Supplemental disclosures of cash flow information:
Cash paid for interest	$24,386

Equipment purchased with long-term debt	$164,000

See accompanying notes to financial statements.

RICK TAYLOR, D.O., P.A.

D/B/A CARE CLINICS, P.A.

Notes to Financial Statements

December 31, 2003

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization and Mission

Rick Taylor, D.O., P.A., d/b/a Care Clinics, P.A. (the “Company”) operates three medical clinics located in Palestine, Jacksonville and Fairfield, Texas. The Company’s primary mission is to provide quality medical treatment to the east Texas area.

(b)	Net Patient Revenue

Patient revenue is recognized at the time the service is performed at the estimated net realizable amounts from patients, third-party payors and others for services rendered. The Company is a provider under the Medicare program and various other third-party payor arrangement which provide for payments to the Company at amounts different from its established rates. Provisions for estimated third-party payor settlements, if necessary, are provided in the period the related services are rendered.

(c)	Income Taxes

The Company has elected to be taxed under the Subchapter S provisions of the Internal Revenue Code. These provisions provide that the taxable income of the Company be included in the income tax returns of the stockholders. Accordingly, no income tax related assets, liabilities or provision for income taxes has been recorded in the accompanying financial statements.

(c)	Financial Instruments Fair Value, Concentration of Business and Credit Risks

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheets for long-term debt approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of patient accounts receivable which amount

(Continued)

RICK TAYLOR, D.O., P.A.

D/B/A CARE CLINICS, P.A.

Notes to Financial Statements

December 31, 2003

(1)	Organization and Summary of Significant Accounting Policies – (Continued)

(d)	Financial Instruments Fair Value, Concentration of Business and Credit Risks – (Continued)

to approximately $471,000. The Company performs credit evaluations of its patients prior to rendering service and generally does not require collateral. The majority of the Company’s patients are covered by third party payors such as insurance companies and Medicare. For the year ended December 31, 2003 the percentage of revenue derived from significant third party payors was approximately as follows:

Workers Compensation	50%
Medicare	20%

(e)	Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(f)	Cash Flows

For purposes of cash flows, cash and cash equivalents include cash on hand, cash on deposit (including interest bearing accounts) and short-term financial instruments with a maturity, from the date of purchase, of three months or less.

(2)	Property and Equipment

Property and equipment consists of the following at December 31, 2003:

Office equipment	$11,543
Furniture and fixtures	6,506
Medical and therapy equipment	429,930

447,979
Less accumulated depreciation	(221,341)

$226,638

RICK TAYLOR, D.O., P.A.

D/B/A CARE CLINICS, P.A.

Notes to Financial Statements

December 31, 2003

(3)	Due from Stockholder

Due from stockholder represents advances payable, which are non-interest bearing and due on demand.

(4)	Notes Payable

Notes payable consist of the following at December 31, 2003:

Note payable to a bank with monthly payments of $8,761, including principal and interest at 7.0% through July, 2007, due upon demand and secured by medical equipment.	$332,007

$100,000 line of credit with a bank with monthly payments of interest only at the bank’s prime interest rate plus 1.0% (5.0% at December 31, 2003), principal and any unpaid interest is due in December, 2004, secured by assets of the Company.	100,000

$432,007

(5)	Commitments

The Company is obligated under non-cancellable operating leases for its office facilities and transportation equipment. Future minimum lease payments under the Company’s non-cancellable operating lease as of December 31, 2003 are as follows:

Year ending December 31,
2004	$77,176
2005	29,400
2006	29,400
2007	32,550
2008	6,000

Total rent expense for the year ended December 31, 2003 was $159,644.

RICK TAYLOR, D.O., P.A.

D/B/A CARE CLINICS, P.A.

Notes to Financial Statements

December 31, 2003

(6)	Contingencies

Third-Party Payor Settlements

Patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered. The Company is a provider under Blue Cross, Medicare and various other third-party payor arrangements which provide for payments to the Clinic at amounts different from its established rates. Provisions for estimated third-party payor settlements, if necessary, are provided in the period the related services are rendered.

Medical Malpractice Claims

The Company is subject to claims and legal actions primarily as a result of medical malpractice matters which arise in the ordinary course of business. The Company maintains malpractice insurance to protect against such claims or legal actions. Management believes the ultimate resolution of such matters will be adequately covered by the Company’s insurance and will not have a material adverse effect on its financial position or results of operations.

(7)	Subsequent Event

In June, 2004, the Company completed a merger with PainCare Holdings, Inc. (“PainCare”). The merger required the owner to sell certain assets of the practice to PainCare for $7,500,000 and enter into a long-term management agreement. $1,875,000 of the purchase price was paid in cash and $1,875,000 paid in PainCare stock at closing. The remaining $3,750,000 will be paid as 50% cash and 50% PainCare stock over a three year period assuming certain earning thresholds are met.

PAINCARE HOLDINGS, INC.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2003

	PainCare Historical Statements	Taylor Historical Statements	Pro forma Adjustments	Pro forma
Assets
Current Assets:
Cash (1)	$7,923,767	$46,174	$(1,875,000)	$6,094,941
Accounts receivable	5,100,699	470,614	—	5,571,313
Due from shareholder	203,050	143,938	—	346,988
Note receivable	320,353	—	—	320,353
Deposits & prepaid expenses	514,957	—	—	514,957

Total current assets	14,062,826	660,726	(1,875,000)	12,848,552

Property and equipment, net	4,730,723	226,638	—	4,957,361
Goodwill, net (1)	21,946,735	—	3,299,386	25,246,121
Other assets	2,680,665	—	—	2,680,665

Total assets	$43,420,949	$887,364	$1,424,386	$45,732,699

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable & accrued expenses	$639,668	$3,743	$—	$643,411
Current portion of notes payable	4,216,566	432,007	—	4,648,573
Current portion of convertible debenture	306,616	—	—	306,616
Current portion of lease payable	578,557	—	—	578,557

Total current liabilities	5,741,407	435,750	—	6,177,157

Notes payable	510,141	—	—	510,141
Convertible debentures	10,712,000	—	—	10,712,000
Deferred income tax liability	683,300	—	—	683,300
Lease payable	2,300,165	—	—	2,300,165

Total liabilities	19,947,013	435,750	—	20,382,763

Stockholder’s equity:
Common stock, $.0001 par value (1)	2,688	1,000	76	3,764
Preferred stock, $.0001 par value	—	—	—	—
Additional paid in capital (1)	21,700,894	—	1,874,924	23,575,818
Retained earnings (1)	1,769,393	450,614	(450,614)	1,769,393
Cumulative translation adjustment	961	—	—	961

Total stockholder’s equity	23,473,936	451,614	1,424,386	25,349,936

Total liabilities & stockholder’s equity	$43,420,949	$887,364	$1,424,386	$45,732,699

See accompanying footnotes to unaudited pro forma financial statements.

PAINCARE HOLDINGS, INC.

Unaudited Pro Forma Consolidated Statement of Operations

For the twelve months ended December 31, 2003

	PainCare Historical Statements	Taylor Historical Statements	Pro forma Adjustments	Pro forma
Revenues	$14,980,867	$3,392,743	$—	$18,373,610
Cost of sales (2)	4,586,732	1,274,483	(282,250)	5,578,965

Gross profit	10,394,135	2,118,260	282,250	12,794,645

Operating expenses:
Selling, general and administrative (3)	7,543,915	1,179,693	(289,183)	8,434,425
Amortization expense	61,463	—	—	61,463
Depreciation expense	463,190	90,342	—	553,532

Operating income	2,325,567	848,225	571,433	3,745,225

Interest expense	487,786	24,386	—	512,172
Other income	45,425	—	—	45,425

Income before taxes	1,883,206	823,839	571,433	3,278,478

Provision for income taxes (4)	670,300	—	203,430	873,730

Net income	$1,212,906	$823,839	$368,003	$2,404,748

Basic earnings per share				$0.11

Basic weighted average shares outstanding				21,534,165

Diluted earnings per share				$0.10

Diluted weighted average shares outstanding				24,728,975

See accompanying footnotes to unaudited pro forma financial statements.

Footnotes to Unaudited Pro Forma Financial Statements

(1)	Represents the impact of the purchase of the outstanding shares of Rick Taylor, D.O, P.A. d/b/a Care Clinics, P.A., including the issuance of 761,545 shares of PainCare Holdings, Inc. common stock at $2.4621 per share and the resulting goodwill of $3,299,386 using the purchase method of accounting.
(2)	Adjustment for non-recurring compensation paid to Dr. Taylor.
(3)	Adjustment for non-recurring general and administrative expenses.
(4)	Adjustment for estimated income tax liability based on an income tax rate of 35.6%.